1 MISSION PRODUCE, INC. NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM Eligible Directors (as defined below) on the board of directors (the “Board”) of Mission Produce, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non- Employee Director Compensation Program (this “Program”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically as set forth herein and without further action of the Board, to each member of the Board who is not an employee of the Company or any of its parents, affiliates or subsidiaries (each, an “Eligible Director”), who may be eligible to receive such cash or equity compensation, unless such Eligible Director declines the receipt of such cash or equity compensation by written notice to the Company. This Program shall be effective until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. No Eligible Director shall have any rights hereunder, except with respect to equity awards granted pursuant to Section 2 of this Program. 1. Cash Compensation. a. Annual Retainers. Each Eligible Director shall be eligible to receive an annual cash retainer of $70,000 for service on the Board. b. Additional Annual Retainers. An Eligible Director shall be eligible to receive the following additional annual retainers, as applicable: (i) Audit Committee. An Eligible Director serving as Chairperson of the Audit Committee shall be eligible to receive an additional annual retainer of $20,000 for such service. An Eligible Director serving as a member of the Audit Committee (other than the Chairperson) shall be eligible to receive an additional annual retainer of $9,000 for such service. (ii) Compensation Committee. An Eligible Director serving as Chairperson of the Compensation Committee shall be eligible to receive an additional annual retainer of $15,000 for such service. An Eligible Director serving as a member of the Compensation Committee (other than the Chairperson) shall be eligible to receive an additional annual retainer of $6,500 for such service. (iii) Nominating and Corporate Governance Committee. An Eligible Director serving as Chairperson of the Nominating and Corporate Governance Committee shall be eligible to receive an additional annual retainer of $12,500 for such service. An Eligible Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall be eligible to receive an additional annual retainer of $5,000 for such service. (iv) Lead Independent Director. An Eligible Director serving as the Lead Independent Director shall be eligible to receive an additional annual retainer of $25,000 for such service. c. Payment of Retainers. The annual cash retainer and the Lead Independent Director cash retainer described in Section 1(a) and 1(b)(iv), respectively, shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than 30 days following the end of each calendar quarter. The annual cash retainer for committee service described in Section

2 1(b) shall be earned on a quarterly basis based on a calendar quarter so long as an Eligible Director serving on a committee attends, whether in person or electronically, the regularly scheduled committee meeting, if any, for such quarter. Such annual cash retainer for committee service shall be paid by the Company in arrears not later than 30 days following the end of each calendar quarter so long as the Eligible Director satisfies the above attendance requirements. In the event an Eligible Director does not serve as a director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, the retainer paid to such Eligible Director shall be prorated for the portion of such calendar quarter actually served as a director, or in such position, as applicable. 2. Equity Compensation. a. General. Eligible Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the most recently adopted equity incentive plan then-maintained by the Company (such plan pursuant to which an any such equity award is granted, as may be amended from time to time, the “Equity Plan”) and may be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms approved by the Board prior to or in connection with such grants. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of equity awards hereby are subject in all respects to the terms of the Equity Plan. b. Annual Awards. An Eligible Director who is serving on the Board as of the date of the Company’s annual meeting of stockholders (the “Annual Meeting”) each calendar year shall be automatically granted on such Annual Meeting date, a restricted stock unit award under the Equity Plan with a value of $110,000 (an “Annual Award”). The number of restricted stock units subject to an Annual Award will be determined by dividing the value of the Annual Award by the trailing 30- calendar day average closing price for the Company’s common stock through and including the date prior to the applicable grant date. Each Annual Award shall vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next Annual Meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date. c. Initial Awards. Each Eligible Director who is initially elected or appointed to serve on the Board shall be automatically granted a pro-rated Annual Award under the Equity Plan with a value equal to $110,000 pro-rated based on the number of days between the date of the Eligible Director’s effective date of appointment to the Board and the Company’s next annual meeting stockholders (the “Initial Equity Award”). The number of restricted stock units subject to an Initial Equity Award will be determined by dividing the value of the Initial Equity Award by the trailing 30- calendar day average closing price for the Company’s common stock through and including the date prior to the applicable grant date. The Initial Equity Award shall be automatically granted on the effective date on which such Eligible Director is appointed or elected to serve on the Board and shall vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next Annual Meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date. d. Chairman of the Board of Directors Awards. An Eligible Director serving as the Chairman of the Board shall be automatically granted on the Annual Meeting date a restricted stock unit award under the Equity Plan with a value of $60,000 (“Chairman Equity Award”). The number of restricted stock units subject to the Chairman Equity Award will be determined by dividing the value of the Chairman Equity Award by the trailing 30-calendar day average closing price for the Company’s common stock through and including the date prior to the applicable grant date. Each Chairman Equity Award shall vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant

3 date and (ii) the date of the next Annual Meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date. e. Accelerated Vesting Events. Notwithstanding the foregoing, an Eligible Director’s Annual Awards and/or Initial Awards shall vest in full immediately prior to the occurrence of a “change in control” (as defined in the Equity Plan) to the extent outstanding at such time. Last Approved by the Board of Directors on December 12, 2025